Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY “[***].”

Loan Agreement dated as of June 26, 2025 between the Company, Don David Gold Mexico S.A. de C.V., Francisco Javier Reyes de la Campa and Jaluca Limited

This LOAN AGREEMENT (as modified from time to time, this “Loan Agreement”) dated as of June 26, 2025 (the “Effective Date”), is executed by and among Gold Resource Corporation, a Colorado corporation (“Borrower”), Don David Gold Mexico S.A. de C.V., a company organized and existing under the laws of the United Mexican States (“Issuer”), Francisco Javier Reyes de la Campa, an individual (“Francisco”), and Jaluca Limited, a British Virgin Islands company (“Jaluca” and, together with Francisco, collectively, the “Lender”).

WHEREAS:

The Borrower has requested a loan from the Lender in the principal amount of US$6,280,000.00 to be used for working capital;

The Lender has agreed to make a loan to Borrower on the Effective Date, to be secured by a pledge of the shares the Borrower owns in Issuer, on the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto (each, a “Party”, collectively, the “Parties”) hereby agree as follows:

1.Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Board” means the board of directors (or equivalent) of Borrower.

“Change of Control” means any of the following: (a) the sale, lease, exchange or other transfer of all or substantially all of Borrower’s assets in one transaction or in a series of related transactions; (b) any person or entity becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), of securities representing 50% or more of the combined voting power of Borrower’s outstanding securities ordinarily having the right to vote at the elections of directors; or (c) individuals who constitute the Board as of the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by Borrower’s shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Effective Date

(either by a specific vote or by approval of the proxy statement of Borrower in which such person is named as a nominee for director) shall be, for purposes of this definition, considered as though such person were a member of the Board as of the Effective Date.

“Interest Rate” means a rate per annum equal to the sum of (i) SOFR plus (ii) five percent (5.0%).

“Loan Parties” means, collectively, Borrower and Issuer.

“Maturity Date” means the earliest to occur of (i) the eighteen (18) month anniversary of the Effective Date, which is December 26, 2026 and (ii) the date (if any) that an Event of Default has occurred and is continuing and the Lender elects to accelerate the Obligations, or the Obligations are automatically accelerated, as applicable, in accordance with the terms of Section 5 of this Agreement.

“Obligations” means, collectively, all obligations of the Loan Parties under this Loan Agreement from time to time.

“SOFR” means a rate per annum equal to the Secured Overnight Financing Rate for a 1-month interest period as published by CME Group Benchmark Administration Limited (“CBA”), or any applicable successor thereof, on its website, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, as determined on the Effective Date and subsequently on each 1-month anniversary of the Effective Date (or if such anniversary is not a business day, on the next applicable business day). The parties acknowledge and agree that, as of the Effective Date, SOFR is 4.32%, and that the initial redetermination thereof in accordance with the foregoing will be on July 26, 2025.

“Warrant” means the common stock purchase warrant to purchase of up to one million five hundred (1,500,000) shares of the Borrower’s common stock, par value $0.001, listed on the NYSE American Exchange, at an exercise price per share equal to one-hundred and twenty percent (120%) of the closing price of such common stock on the Effective Date. The Warrant shall be exercisable immediately upon issuance and expires twenty-four (24) months after issuance.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Colorado.

2.Loan.  Lender hereby agrees to lend, and Borrower hereby agrees to borrow, on the Effective Date, a loan in a principal amount equal to $6,280,000.00 (the “Loan”), in accordance with wire instructions agreed upon between Borrower and Lender, with $2,500,000 of such Loan being advanced by Francisco and $3,780,000 of such Loan being advanced by Jaluca.
3.Payment; Other Obligations.
(a)From and including the Effective Date until the date that all Obligations are indefeasibly paid in full, interest shall accrue on the outstanding amount of the Loan at a rate equal to the Interest Rate, calculated based on a 360-day year and the actual number of days elapsed.
(b)Such accrued interest shall be due and payable in cash on the Maturity Date or, if earlier, the date that all Obligations are indefeasibly paid in full.
(c)Without limiting the foregoing, the Loan, all accrued and unpaid interest thereon, and all other Obligations shall be due and payable in full, if not earlier paid, on the Maturity Date.
(d)The Borrower may at any time and from time to time prepay the outstanding Loan and other Obligations, in whole or in part, without premium or penalty.
(e)On the Effective Date, Borrower shall pay to Francisco a fee in cash equal to $150,000.
(f)Borrower shall issue and deliver the Warrant on the Effective Date, and shall comply with the terms thereof from and after the Effective Date.
4.Place of Payment; Application of Payments.  All amounts payable hereunder shall be payable to the Lender in United States dollars in immediately available funds at such bank account as shall be designated by the Lender from time to time.  Payments under this Loan Agreement shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal of the Loan, and shall be allocated among Francisco and Jaluca pro rata in accordance with the respective amounts advanced by each of them pursuant to Section 2 above.
5.Default and Acceleration.  If any one of the following events (each herein called an “Event of Default”) shall occur for any reason whatsoever:
(a)a failure by Borrower to pay any amount owing by Borrower hereunder when due and payable hereunder;
(b)any representation, warranty, certification or statement of fact made by any Loan Party made in writing in, or in connection with, this Loan Agreement shall be incorrect or misleading in any material respect when made or deemed made;
(c)(i) this Loan Agreement, or any material provision hereof, fails at any time and for any reason to be in full force and effect, (ii) any Change of Control occurs, or (iii) Borrower fails to comply with its obligations under Section 3(f) above and such failure continues uncured for five (5) business days;
(d)the entry of a decree or order for relief by a court having jurisdiction in respect to Borrower in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of any of its properties, or ordering the winding up or liquidation of any of the affairs of Borrower and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
(e)the commencement by Borrower of a voluntary case under applicable bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of its properties, or the making by Borrower of any assignment for the benefit of creditors, or the taking of corporate action by Borrower in furtherance of any of the foregoing;

then, if such Event of Default is (i) an Event of Default as specified in clauses (a) through (c) above, the Lender may, at its option, by notice to Borrower, declare all Obligations to be, and all such Obligations shall thereupon be and become, immediately due and payable together with interest accrued thereupon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law or (ii) an Event of Default as specified in clauses (d) or (e) above, then all Obligations shall automatically become and be immediately due and payable without any declaration or other act on the part of the Lender, and in any such case following any Event of Default, the Lender may also exercise all rights and remedies available to it under applicable law (including, without limitation, under the UCC).

6.Pledge.
(a)As security for performance of the Obligations, Borrower hereby pledges and grants to Lender a continuing and unconditional first priority security interest in and to all right, title and interest of Borrower in and to the following property, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (with each of the following terms having the meanings given to such terms in the UCC to the extent defined therein) (collectively, the “Collateral”): (i) all equity interests in the Issuer, all certificates (if any) representing such equity interests, all voting and other rights relating to such equity interests under the organizational documents of the Issuer, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing; (ii) all books and records pertaining to any of the foregoing; and (iii) all proceeds of the foregoing.
(b)Issuer hereby acknowledges the foregoing pledge by Borrower and, during the continuance of an Event of Default, agrees to take such actions as may be required by Lender in order to enforce Lender’s remedies with respect to the Collateral.
7.Financing Statements.   Borrower hereby authorizes the Lender at any time, and from time to time, to file in any jurisdiction deemed appropriate by the Lender, any financing statements and amendments thereto that (a) describe the Collateral, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed.
8.Collection Costs.  Borrower agrees that, if there has been an Event of Default hereunder, the Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by the Lender, including, without limitation, attorney’s fees relating thereto.
9.Severability of this Agreement.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions.
10.Usury.  It is the intention of the parties to comply strictly with any applicable usury law.  In no event shall the Lender be entitled to receive interest, fees, charges or other payments equivalent to interest in excess of the maximum non-usurious rate of interest permitted by applicable law.  In the event the Lender ever receives payments that would be excessive interest under applicable law, such excess shall be applied in reduction of principal, and if the principal is paid in full, any remaining excess shall be refunded to Borrower.
11.Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and to be effective (a) on the date of delivery, if delivered personally to the party to whom notice is to be given, or (b) when received, if dispatched, during normal business hours of the addressee, by customary means of email or facsimile transmission, or at the opening of business on the next business day after it is dispatched, if dispatched before or after the recipient’s normal business hours, (c) the next business day after it is delivered or deposited with a nationally recognized overnight courier, if sent by nationally recognized overnight courier, or (d) on the third business day after mailing if mailed to the party to whom notice is to be given, by first class, registered or certified, postage prepaid, United States mail (return receipt requested); in each case directed to the address, as appropriate, as set forth on the applicable party’s signature page to this Agreement.  Any party may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth above.
12.Successors and Assigns.  Subject to the restrictions on transfer described in Section 13 below, the rights and obligations of the Loan Parties and the Lender under this Agreement shall inure to the benefit of and be binding on the successors, assigns, heirs, administrators and transferees of the parties.
13.Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by any Loan Party without the prior written consent of the Lender, or by the Lender without the prior written consent of Borrower.
14.Amendments.  Any amendment to the terms of this Agreement must be set forth in a writing signed by the Loan Parties and the Lender.

15.Further Assurances; Noteless Agreement.
(a)The Loan Parties shall, at any time and from time to time, upon the written request of the Lender, execute and deliver to the Lender such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to effectuate fully the purpose and intent of this Agreement.
(b)This Agreement is being executed as a noteless loan agreement.
16.Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
17.Representations and Warranties.  Borrower hereby represents and warrants to the Lender as follows: (a) Borrower is a limited liability company, duly formed, validly existing and in good standing under the laws of the state of its organization, (b) Borrower has all requisite power and authority to execute, deliver and perform this Agreement, (c) the execution, delivery and performance of this Agreement by Borrower have been duly authorized and are permitted under the organizational documents of Borrower, (d) Borrower has duly executed and delivered this Agreement, (e) this Agreement constitutes Borrower’s valid and binding obligations, enforceable against Borrower in accordance with its terms, (f) no consent, approval, authorization of, or filing with, any governmental agency or other entity is required in connection with Borrower’s execution, delivery and performance of this Agreement, other than those that have been obtained, and (g) the execution, delivery and performance of this Agreement by Borrower will not constitute a breach or default under any other agreement to which Borrower is a party or by which any of its assets are bound, or a violation of any applicable law or government order.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Loan Agreement as of the date first above written.

BORROWER:

GOLD RESOURCE CORPORATION

By: _/s/ Allen Palmiere_____________

Name: Allen Palmiere

Title: Chief Executive Officer

Borrower’s Address for Notices:

7900 East Union Avenue, Suite 320

Denver, Colorado 80237

ISSUER:

DON DAVID GOLD MEXICO S.A. DE C.V.

By: _/s/ Allen Palmiere_____________

Name: Allen Palmiere

Title: Chief Executive Officer

Issuer’s Address for Notices:

Calle de las Rosas 339

Oaxaca de Juarez, CO 68050

BORROWER:

GOLD RESOURCE CORPORATION

By: _/s/ Chet Holyoak______________

Name: Chet Holyoak

Title: Chief Financial Officer

Borrower’s Address for Notices:

7900 East Union Avenue, Suite 320

Denver, Colorado 80237

ISSUER:

DON DAVID GOLD MEXICO S.A. DE C.V.

By: _/s/ Chet Holyoak______________

Name: Chet Holyoak

Title: Chief Financial Officer

Issuer’s Address for Notices:

Calle de las Rosas 339

Oaxaca de Juarez, CO 68050

LENDER:

_/s/ Francisco Javier Reyes de la Campa______

Francisco Javier Reyes de la Campa, an individual

Address for Notices:

[***]

[***]

[***]

JALUCA LIMITED

By: _/s/ Enrica Casagrande___________________

Name: Enrica Casagrande

Title: Director

Address for Notices:

[***]

[***]

[***]